UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2024

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 539‑3162
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On January 10, 2024, Unity Software Inc. (“Unity” or the “Company”) announced that Tomer Bar-Zeev and the Company mutually agreed that he would leave his role as President, Grow, effective immediately in connection with the Company’s previously announced plans to restructure. He will remain a non-executive employee for six months to assist with the transition. In addition, the other founders of ironSource Ltd., Eyal Milrad, Omer Kaplan, Tamir Carmi, Arnon Harish and Assaf Ben-Ami, have also mutually agreed with the Company to leave their current roles at Unity effective immediately but remain Unity employees for the next six months to assist with the transition.
Mr. Bar-Zeev remains committed to the success of the Company and will continue to serve on the Company’s Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: January 10, 2024	By:	/s/ Luis Visoso
Luis Visoso
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)